Exhibit 99.2

3rd Quarter 2005 Results Conference Call

Bob Chilton:

Thank you operator and good afternoon. My name is Bob Chilton, and I am the Executive Vice President and Chief Financial Officer for HemaCare Corporation. With me today is Judi Irving, HemaCare’s President and Chief Executive Officer. We both would like to welcome everyone to HemaCare’s third quarter 2005 earnings conference call.

Before we begin our presentation, I would like to remind everyone that during this call there may be forward-looking statements on a number of topics that are based on the Company’s current expectations that are subject to various risks and uncertainties. Actual results and outcomes could differ materially. Our press releases and third quarter 2005 quarterly report on Form 10-Q, as well as our other SEC filings, identify factors that could affect future results. We encourage you to review these documents for additional information.

And now, I would like to introduce Judi Irving, who will begin with our opening remarks.

Judi Irving:

Thank you, Bob.

Welcome to all of you participating in our conference call. We appreciate your interest in our company.

Today we announced HemaCare Corporation’s financial results for the third quarter ended September 30, 2005. We are very pleased to report the highest level of quarterly revenue in the Company’s history. Revenue increased $1,450,000, or 23%, to $7,768,000 in the third quarter.

We also reported our eighth consecutive profitable quarter since the implementation of our restructuring plan in late 2003. Net income for the quarter was $295,000, representing a $180,000, or 38%, decrease from $475,000 reported for the third quarter of 2004. I would like to point out that last year’s third quarter net income included a one-time non-operating gain of $167,000 from the receipt of a refund of sales taxes paid in prior periods.

Revenue from our blood products segment continues to fuel our overall growth, and the gross margin for this segment also continues to improve. Although our blood services segment results are not at 2004 levels, revenue and gross profit have improved since early in 2005. We believe there are opportunities for us to continue to improve our blood services business segment, and we intend to take the necessary steps to position this business segment to take advantage of these opportunities. Finally, as our operations generate resources, we are utilizing these resources to enhance our future growth. We are pleased with the record sales results in the quarter and the ongoing strengthening of the Company’s infrastructure and operations, and the continued reduction in the Company’s outstanding debt.

I will now turn the call over to Bob Chilton, who will review the operating results in greater detail.

Bob Chilton:

Thank you, Judi.

As Judi mentioned, HemaCare’s third quarter results produced net income of $295,000, or $.04 basic and $.03 diluted earnings per share, compared with $475,000 for the third quarter of 2004, or $.06 basic and diluted earnings per share, representing a 37.9% decrease in earnings. The results for the third quarter of 2004 included a one time non-operating $167,000 gain from the receipt of a refund of sales taxes paid in prior periods. Income from operations, which excludes this non-operating gain, decreased only $11,000, or 3.6%, in the quarter when compared with the same period of 2004.

Revenue increased $1,450,000, or 23%, to $7,768,000 from $6,318,000 reported in the third quarter of 2004. This improvement is attributable to an increase in blood products revenue of $1,557,000, or 35%, for the third quarter of 2005 to $6,001,000 from $4,444,000 reported for the same quarter of 2004. Blood product revenue growth was primarily the result of a $825,000, or 19.1%, increase in sales of products collected at the Company’s fixed site and mobile blood collection operations, and a $732,000, or 577%, increase in sales of products obtained from other suppliers. For the third quarter of 2005, 85.7% of the Company’s blood products revenue was generated by fixed site and mobile operations, whereas 14.3% was from products obtained from other suppliers, compared to 97.2% and 2.8%, respectively, for the same period of 2004. The increase in blood product revenue was offset by a $107,000, or 5.7%, decrease in blood services revenue to $1,767,000 in the third quarter of 2005, from $1,874,000 for the same period of 2004. This decrease is the result of a 5.7% decrease in the number of therapeutic apheresis procedures performed, mostly from a major customer in Maine requesting the termination of the Company’s in-patient therapeutic apheresis services.

Gross profit reported during the third quarter of 2005 improved $76,000, or 5.5%, to $1,446,000 from $1,370,000 reported during the same period of 2004. This increase was attributable to a $309,000, or 41.9%, increase in blood product gross profit during the quarter compared to the same quarter of 2004. In addition to an increase in revenue, gross profit for blood products increased as a result of an increase in the gross profit percentage to 17.4% in the quarter, from 16.6% reported for the same quarter of 2004. This improvement is directly related to increases in selected product prices, and increased operational efficiencies realized from higher sales volumes. The increase in blood product gross profit was offset by a $233,000, or 36.9%, decrease in blood services gross profit. This decrease was attributable to a decrease in blood services revenue, higher nursing compensation, and expenses associated with management and marketing of this business segment. This resulted in a decrease in the gross profit percentage to 22.6% for the quarter, compared to 33.7% for the same quarter of 2004.

General and administrative expenses increased $87,000, or 8.2%, to $1,149,000 reported in the third quarter of 2005 from $1,062,000 reported for the same period of 2004. In the quarter, general and administrative expenses represented 14.8% of revenue, which is a decrease from 16.8% reported in the third quarter of 2004. This improvement is principally the result of the large increase in revenue without a similar increase in general and administrative expenses. The increase in general and administrative expenses is attributable to several factors, including a $54,000 increase in salary expense, a $28,000 increase in the cost of liability insurance, and a $20,000 increase for outside services, consultants and temporary personnel. The increase in general and administrative expenses was offset by a $43,000 reduction in employee benefit expenses as a result of the elimination of accrued expenses associated with a terminated benefits program.

For the first nine months of 2005, the Company generated $1,011,000 of net income, or $.12 basic, and $.11 fully diluted earnings per share. This compares with $1,209,000 for the same period of 2004, or $.16 basic and $.15 diluted earnings per share, representing a decrease of $198,000, or 16.4%. Most of this decrease is attributable to the $167,000 gain in 2004 from the sales tax refund I mentioned earlier. Revenues for the first nine months of 2005 increased $2,397,000, or 12%, to $22,372,000 from $19,975,000 reported for the same period of 2004. Although gross profit for the period increased $373,000, or 8.7%, compared with 2004, a $397,000, or 12.2%, increase in general and administrative expenses, resulted in a $24,000, or 2.3%, decrease in income from operations when compared with the same period of 2004. For the first nine months of 2005, general and administrative expenses represented 16.4%, compared with 16.3% for the same period of 2004.

Our strong balance sheet as of September 30, 2005 reflects cash and cash equivalents of $1,910,000 compared to $2,082,000 as of the end of 2004. The decrease in cash is the result of the full pay off of $703,000 for a capitalized equipment lease during the third quarter of 2005. Working capital increased $621,000, or 20.2%, to $3,689,000 from $3,068,000 as of the end of 2004. The main reason for this improvement is continued profitability during 2005. The Company did not utilize any portion of the potential $2,000,000 available through its credit facility with Comerica Bank as of September 30, 2005.

This concludes our opening remarks. We will now open the conference for your questions. Operator, would you please provide the callers with the necessary instructions.

Operator:

At this time, I would like to remind everyone in order to ask a question, press star then the number 1 on your telephone keypad.

We’ll pause for just a moment to compile the Q & A roster.

Your first question comes from Richard Vance.

Richard Vance:

Congratulations on a good quarter. A couple of questions.

In the blood product revenue which is the bulk of your business—I see it’s very profitable. I can’t understand why you continue to hang on to this blood services segment of the business which is not as profitable for you. You have competition.

Have you ever thought about spinning this business off to your competitors or actually put it up for sale to be able to get rid of it?

Judi Irving:

Thank you for the compliments on the quarter. As you can see from the numbers, the gross profit margin on our products business is improving nicely.

We still do have a nice profit margin on the services business; however, we understand your point and as we continue looking at our various options, we’re really looking at everything that would make sense for the company. So at this point, we’re not ready to comment on anything in particular with respect to any spin offs, but I want to assure you that our main focus is on continuing to strengthen and grow the company.

Richard Vance:

With regard to the major customer in Maine that requested the termination, what percentage of the services business were they?

Judi Irving:

We’ll get that number for you. And just to clarify, that customer is still a customer of ours. What they asked to do is to take over the in-patient side of the apheresis business. We still provide outpatient services to them.

Bob Chilton:

That portion of the business that Judi just mentioned probably is no more than about 2.5% of the total volume that we tend to do, so it’s not a very large customer—or at least that one segment of our business is not a very large component of the total.

Richard Vance:

But you said it’s a major customer, so I assumed it was more than 2.5%. Is that not right?

Bob Chilton:

The remaining portion that we still do for them is another 2.5%, so the customer in total was about a 5% customer, but we only lost a portion of our business with them.

Richard Vance:

You a have a couple of large shareholders that have filed with the SEC that don’t own quite 10%, but almost. Have they ever contacted you with regard to whether they wanted to have board seats or what their intentions were?

Bob Chilton:

We have been contacted by many of our shareholders, but no, I can’t say that there have been any specific discussions along those lines.

Richard Vance:

Have they actually come out and visited the company or are they just buying the shares and have no contact with you?  I’m talking about the two large shareholders.

Bob Chilton:

Many of our shareholders, and especially our larger shareholders, are obviously very interested in our business and we have met with many of them. We always welcome visits from anyone who’s interested in what we do here. They’ve kept in contact with us, as do many of our shareholders, but I can’t say I can give you any specifics on their intentions. You’d probably have to ask them. They have not shared with us much in terms of their plans.

Richard Vance:

Do you know of any analysts that have been in touch with you, or any funds that have been made inquiries because of your business?

Bob Chilton:

Yes. We are in contact with several fund managers and some analysts who are interested in our company. I can’t say that they have shared with us any specific investment strategies or plans of theirs, but they have called to ask questions about how we’re doing and to get some background on what’s going on with the company. But we have no specifics on anyone who’s interested in doing anything in terms of an investment or any coverage per se.

Richard Vance:

Last question.

Your weighted average shares diluted outstanding have gone from 8,255,000 to 8,909,000. Could you tell us how that came about or what the difference is?  Why the large change?

Bob Chilton:

You’re talking about the 8,909,000 fully diluted number as of the end of the quarter?

Richard Vance:

Yes sir.

Bob Chilton:

And you’re talking about from 8,167,000, the basic number?  Are you asking about the dilution?

Richard Vance:

Yes. What was the cause for the increase?

Bob Chilton:

The dilution is a result of the common shares that are outstanding, or the options I should say, that are outstanding. We still also have some warrants outstanding as well that do have a dilution effect on the total share count. We do occasionally issue additional options every year. Our Board receives options as part of their compensation on an annual basis, as do members of senior management. Depending on the price of those options relative to the market price at the time, it will have a dilution effect.

Richard Vance:

Okay.

One more question. Under your assets you show Other Current Assets of over $5,000,000. Could you specify what those Other Current Assets are?

Bob Chilton:

One moment please. I don’t see Other Current Assets of $5,000,000. Where are you seeing that number?

Richard Vance:

On the press release you put out, it showed Cash Equivalents of $1,900,000 and then Other Current Assets of $5,087,000.

Bob Chilton:

I see now. That’s mostly receivables from our customers, and we do have some prepayment of assets. Most of it is insurance premiums that we prepaid earlier this year rather than financing them, and then the balance of it would be inventory and supplies related to our blood products operation.

Richard Vance:

So you don’t break out the accounts receivable exactly what they are as a percentage of the assets. Is that right?

Bob Chilton:

Not in the press release no. It would be in our 10Q that will be filed later today.

Richard Vance:

Okay. Thank you very much. You had a good quarter and I hope you continue to have a good quarter. I’m a shareholder that’s been here for a long time and I’m losing my patience, but I think you guys are on the right track. I sure wish you’d spin off this pheresis business, though. It just doesn’t make any sense now that you’ve got a competitor that’s lowering down your margins. I would think that you would at least spin this off or think about abandoning that business.

Judi Irving:

Well thank you very much for your comments.

Operator:

Your next question comes from Terry Dooher, a shareholder.

Terry Dooher:

I would like to know what percentage of the blood services revenue is related to rheumatoid arthritis.

Judi Irving:

We do not have that information here or available, and that’s not something we disclose separately.

Terry Dooher:

Do you view that rheumatoid arthritis application as a growth area?

Judi Irving:

I believe you are referring to the Prosorba Column, and we do see that there is an increased level of activity, but I won’t say that it’s a huge portion of what we do.

Terry Dooher:

Okay.

Terry Dooher:

Just on the last question—I don’t see why you would want to spin that business off, since you have a higher gross profit margin than on the other business.

But anyway, do you see any prospects for adding new customers to your blood products area?

Judi Irving:

Yes we do, and in fact we have added some new customers this year. We continue to look at the market and see where there are opportunities.

Terry Dooher:

Do you ever put out a press release when you add new customers?

Judy Irving:

We tend not to do that, no.

Terry Dooher:

Okay. Thank you.

Judi Irving:

Thank you.

Operator:

Once again, if you would like to ask a question, press star 1 on your telephone keypad.

Your next question comes from Harris Kupperman with Praetorian.

Harris Kupperman:

Hi Judi. Great quarter.

Judi Irving:

Thank you very much.

Harris Kupperman:

I just have a quick question on the products from other sources.

Judi Irving:

Yes.

Harris Kupperman:

I’m unfamiliar with what exactly that is. Can you just describe that, because I’d never even realized that you sold products. And the other question is, just what are the margins on that? Is that a reason that your margins dropped from Q2 to Q3 from 22.4% to 17.4% on products?

Judi Irving:

In answer to your first question, and thank you Harris for that question, the products that we buy are essentially the same kind of products that we produce in-house. There are organizations in other states, or even within our state, that have products available for sale, so we purchase them and then we provide those products to our customers.

And on our blood products segment, the gross margin actually increased this quarter. I think you might be seeing an overall decrease in the gross margin as a result of shifting from the TA business more to the products business.

Harris Kupperman:

Okay. I must have misread that then. I’m just curious why other producers would sell to you as a middleman rather than just sell it directly to someone else?

Judi Irving:

To sell directly to the hospitals, they’d have to have separate arrangements with those hospitals. I think it’s just easier for them to sell to us because we’ve already got the established relationships. We also have the distribution base, so if there was someone from another state that had excess product, they’d sell it to us because they would have no way to get it to the individual hospitals.

Harris Kupperman:

Oh, that makes sense. And what about the margins on that as compared to your traditional products?

Judi Irving:

You can see that overall our margins are improving in the blood products area, and they are contributing to that, so it’s a good margin business.

Harris Kupperman:

Okay, well thank you.

Judi Irving:

Thanks very much.

Operator:

Your next question comes from Marc Minkoff, a private investor.

Judi Irving:

Hello Marc.

Marc Minkoff:

Hi, good morning. Nice quarter.

Judi Irving:

Thanks.

Marc Minkoff:

Pleased to see the way you’ve cleaned up the Balance Sheet since you guys have come in. It’s nice to see debt being paid off, more equity capital, and I like that.

Speaking about the apheresis business. I’ve advised an interest on this side of the business, as you know Judi. It’s profitable, is it not?  Even though you’re losing some of the main business?

Judi Irving:

Yes, it is profitable.

Marc Minkoff:

Okay. Is there a way that you see for replacing that business or increasing that side of it?  I’d like to see you really increase this side of the business.

Judi Irving:

We did mention in here that we see that there are some opportunities for us. As you know, the thing we really have going for us is that we have over 25 years of experience in this business. We have some extremely capable people with a lot of expertise in this area.

And there are some growth opportunities out there. For instance, there are in-office doctor procedures, an area where there might be some degree of growth. So we’re still very optimistic about the future of this side of the business.

Marc Minkoff:

Any other areas of the blood business that you’re expanding or growing into?

Judi Irving:

From a macro standpoint, we still separate our business into the service and product side. We saw that the product side did grow partly as a result of some of the products that we brought in from other producers, so we continue to really focus on our core business.

Marc Minkoff:

Alright. And one last question about apheresis. Is the state of California more interested now than they were before in terms of starting to spend some dollars in the marketplace?

Judi Irving:

Do you mean with respect to some of the stem cell research?

Marc Minkoff:

Stem cell, I’m sorry, yes.

Judi Irving:

As you know, the stem cell area is definitely an area of much research and many opportunities. I’m sure you’ve read about adult stem cells being injected into the heart and improving the health of the heart. So there are opportunities out there. However, the focus of the California initiative is really on embryonic stem cells, which is a different area. But there is a tremendous amount of interest and funds flowing into the research at all levels of stem cell research.

Marc Minkoff:

Very good.

How much are you spending in terms of R & D, let’s say per quarter?

Judi Irving:

R & D isn’t broken out separately. It’s to some degree in costs of our products, and to some degree in G & A, but it’s not something that we break out separately. R & D is really not a huge component of our expenses.

Marc Minkoff:

Okay, very good.

Thank you, and again, very good quarter.

Judi Irving:

Thank you very much.

Operator:

You have a follow-up question from Richard Vance, private investor.

Richard Vance:

Judi, I’m just curious as to the other suppliers on the blood products.

Who might they be? I’m just curious as to why would someone sell the blood to you?

Judi Irving:

We have a number of qualified providers, and the reason they would provide the products to us is because they have excess in their area. They’ve maxed out with their customer base and have excess product. To some extent it’s seasonal. But some producers are just starting to produce consistently more, so they are looking for outlets and we can be one of them.

Richard Vance:

Would this be with somebody with a mobile blood donation type thing or would it be a hospital?

Judi Irving:

It’s generally regional blood centers, and they would have a combination of mobile operations and fixed sites.

Richard Vance:

Thank you very much.

Judi Irving:

Thank you.

Operator:

At this time there are no questions.

Judi Irving:

Well thank you very much. We appreciate all the questions and your interest in our company.

Operator:

This concludes today’s Third Quarter 2005 Financial Results.

You may now disconnect.